Exhibit A

Beadle, McBride, Evans & Reeves, LLP
accountants and consultants
2285 Renaissance Drive
Las Vegas, Nevada 89119

June 14, 2007

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

I have read Item 4.01 included in the Form 8-K dated June 14, 2007 of Prevention Insurance.com, Inc. being filed with the Securities and Exchange Commission and I am in agreements with the statements contained therein.

                                        Very truly yours,
                                        Beadle, McBride, Evans & Reeves, LLP


                                 By:    /s/  Phillip Zhang
                                        ------------------
                                        Phillip Zhang, Audit Manager




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